Exhibit 99.1

FOR IMMEDIATE RELEASE
January 15, 2013

GSI Group to Acquire NDS Surgical Imaging

for $82.5 Million

•	NDS is the leading producer of high performance visualization products sold to OEMs in the surgical endoscopy and radiology markets

•	Provides a substantial platform for future growth in the medical market

•	Creates significant channel leverage with GSI’s existing medical applications

•	Increases GSI’s revenue from the medical market to 38% of total sales

Bedford, MA — GSI Group Inc. (NASDAQ: GSIG) (the “Company” or “GSI”), a leading supplier of laser-based solutions, precision motion and optical technologies to global industrial, medical, electronics, and scientific markets, today announced that it has acquired NDS Surgical Imaging (“NDS”), a San Jose, California-based global leader in surgical and radiology displays and related peripherals, for $82.5 million in cash, subject to customary closing adjustments.

“The acquisition of NDS Surgical Imaging provides GSI with market-leading positions in the medical and surgical arenas, based on highly engineered technologies supplied into demanding applications,” said John Roush, Chief Executive Officer of GSI. “The addition of NDS significantly expands our existing medical OEM sales channels and leverages our expertise in color measurement. This acquisition enhances our relevancy to major medical OEM customers, and opens up additional organic growth and acquisition opportunities, particularly within the surgical arena,” added Mr. Roush.

The acquisition resulted from the Company’s medical component market strategy, which has been in process for over a year. The combined technology platforms will expand GSI’s portfolio of highly differentiated photonic technologies supplied to leading global OEM customers. In addition, the medical applications NDS serves with its products are adjacent to several of GSI’s existing medical applications. There are also a number of shared customers, which we expect will strengthen the Company’s key OEM customer relationships.

•	NDS’s primary technology consists of high resolution flat panel displays, assembled into medical grade enclosures, with proprietary customer specific color correction software algorithms

•	NDS’s products are Class I and Class II medical devices (FDA regulated), with extremely high performance specifications, which are custom-matched to OEM optical requirements

•	The business offers a complete line of surgical visualization products, including displays, wireless imaging peripherals, and informatics and connectivity solutions

•	NDS is a recognized technology leader within the space and has been first to market with many innovations, including:

•	Surgical Liquid Crystal Displays (LCDs)

•	LED backlights with backlight stabilization in a surgical display

•	Patent-pending Color Correction Technology and automated LCD calibration technology

•	510(k) approval for LCDs for mammography

•	3 and 5 megapixel (MP) medically certified diagnostic LCDs

•	Ultra-Wideband (UWB) wireless technology in the surgical suite

“NDS Surgical Imaging is a leader in the industry, with significant exposure to the minimally invasive surgical and diagnostics markets in both developed and developing countries,” said John Roush. “With nearly 40% of GSI’s pro forma revenue generated from the medical market, the acquisition is a significant step for us in achieving our strategic goals.”

The total purchase price of $82.5 million is financed using approximately $25 million of cash on-hand with the remainder from the Company’s new credit facility. The acquisition closed as of Tuesday, January 15, 2013. The transaction is earnings accretive and is expected to add more than $80 million in revenue and nearly $12 million of Adjusted EBITDA to GSI’s financial results in 2013.

Houlihan Lokey acted as the sole financial advisor to GSI and provided a fairness opinion to GSI’s Board of Directors.

Conference Call Information

The Company will host a conference call on Tuesday, January 15, 2013 at 3:00 p.m. EST to discuss the transactions. John A. Roush, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time. The conference ID number is 8849 5669.

A playback of this conference call will be available beginning 6:00 p.m. EST, Tuesday, January 15, 2013. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 8849 5669. The playback will remain available until 6:00 p.m. EST, Tuesday, February 5, 2013.

A replay of the audio webcast will be available four hours after the conclusion of the call on the Investor Relations section of the Company’s web site at www.gsig.com.

Use of Non-GAAP Financial Measures

This press release includes a financial measure, Adjusted EBITDA, which is not a financial measure prepared in accordance with generally accepted accounting principles (“GAAP”). The Company defines Adjusted EBITDA as the net income attributable to GSI Group Inc. before deducting interest, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, restatement, acquisition and other non-recurring costs, income from discontinued operations, net of tax, and other non-operating income/expense items, including foreign exchange gains/losses and earnings from equity investment. Management believes Adjusted EBITDA provides meaningful supplementary information regarding the Company’s operating results because it excludes amounts that management does not consider as part of operating results when assessing and measuring the operational and financial performance of the Company. Adjusted EBITDA is used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees. The Company believes this non-GAAP measure provides greater transparency and insight into management’s method of analysis.

Because of the forward-looking nature of the forecasted Adjusted EBITDA figure included in this press release, specific quantification of the amounts that would be required to reconcile net income to Adjusted EBITDA are not available. The Company believes that there is a degree of volatility with respect to the Company’s and NDS’s net income which preclude it from providing accurate forecasted GAAP to non-GAAP reconciliations. Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the forecasted Adjusted EBITDA figure would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Safe Harbor and Forward Looking Information

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” “aim,” “pro forma,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s expected future financial performance as a result of the acquisition of NDS; the expected share of the Company’s future revenues generated from the medical market; the Company’s expectations regarding its ability to leverage its medical OEM sales channels and the NDS acquisition; the expected opportunities for growth as a result of the NDS acquisition; anticipated sales performance; industry trends; market conditions; the Company’s optimism regarding its prospects for the future; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate; delays in our delivery of new products; our reliance upon third party distribution channels subject to credit, business concentration and business failure risks beyond our control; fluctuations in our quarterly results and our failure to meet or exceed the expectations of securities analysts or investors; customer order timing and other similar factors beyond our control; changes in interest rates, credit ratings or foreign currency exchange rates; risk associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; our failure to comply with local import and export regulations in the jurisdictions in which we operate; our history of operating losses and our ability to sustain our profitability; our exposure to the credit risk of some of our customers and in weakened markets; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our ability to make acquisitions or divestitures that provide business benefits; our failure to successfully integrate current and future acquisitions, including NDS, into our business; our failure to achieve the expected benefits from our acquisitions, including our acquisition of NDS; our ability to retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; failure to maintain satisfactory compliance with the regulations of the United States Food and Drug Administration and other governmental agencies; disruptions in the supply of or defects in raw materials, certain key components or other goods from our suppliers, including certain sole-source suppliers for certain products; production difficulties and product delivery delays or disruptions; changes in governmental regulation of our business or products; disruption in our information technology systems or our failure to implement new systems and software successfully; our failure to realize the full value of our intangible assets; any requirement to make additional tax payments and/or recalculate certain of our tax attributes depending on the resolution of the complaint we filed against the U.S. government; our ability to utilize our net operating loss carry-forwards and other tax attributes; fluctuations in our effective tax rates and audit of our estimates of tax liabilities; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; being subject to the Alternative Minimum Tax for U.S. federal income tax purposes; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market for our common shares; our dependence on significant cash flow to service our indebtedness and fund our operations; our ability to access cash and other assets of our subsidiaries; the influence over our business of several significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness and restrictions in our new senior secured credit agreement that may limit our ability to engage in certain activities; our intention not to pay dividends in the near future; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About NDS

NDS Surgical Imaging (NDS) is a global leader in designing, developing, and manufacturing high definition visualization systems and imaging informatics products for the surgical and radiology markets. NDS Surgical Imaging’s solutions enable and enhance clinical imaging solutions within surgical operating rooms, radiology rooms, endoscopy suites, minimally invasive environments, and other diagnostic and surgical environments. More information about NDS is available at: www.ndssi.com.

About GSI

GSI Group Inc. designs, develops, manufactures and sells laser-based solutions, optical control devices and associated precision motion technologies to industrial, medical, electronics, and scientific markets. GSI Group Inc.’s common shares are quoted on NASDAQ (GSIG).

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc., Investor Relations, at (781) 266-5137 or InvestorRelations@gsig.com.